SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 23, 2002
Date of Report (Date of earliest event reported)

GADZOOX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-26541 (Commission File)	77-0308899 (IRS Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138
(Address of principal executive offices, including zip code)

(408) 360-4950
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 99.1

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On January 23, 2002, Gadzoox Networks, Inc. (“Gadzoox”) entered into a 2.5% Senior Secured Convertible Debenture with Berg & Berg Enterprises, LLC, a California limited liability company, pursuant to which Gadzoox borrowed the principle sum of $5,000,000 from Berg & Berg. The debenture bears interest at the rate of 2.5% per annum, compounded quarterly. The principle and accrued interest under the debenture shall become due on January 23, 2005. The funds received under the debenture will be used for working capital in the ordinary course of Gadzoox’s business. A copy of such debenture is attached hereto as Exhibit 4.1. Berg & Berg is an affiliated entity of the landlord of Gadzoox's headquarters facility.

     In connection with the debenture, Gadzoox entered into a security agreement with Berg & Berg under which Gadzoox granted Berg & Berg a security interest in all of its assets, including both tangible and intangible assets. A copy of the security agreement is attached hereto as Exhibit 4.2.

     According to the terms of the debenture, Berg & Berg has the option to convert the principle amount outstanding under such debenture into shares of Gadzoox’s common stock at the conversion price of $0.759 per share (subject to adjustment as described below). Accordingly, the maximum number of shares of common stock issuable upon conversion of the proposed indebtedness under the debenture is 6,587,615 shares, which represents approximately 14.0% of the approximately 47.2 million shares of common stock outstanding as of January 23, 2002, after giving effect to the sale of 7,825,000 shares of common stock in a separate financing transaction completed on such date.

     In connection with the sale of the debenture, Gadzoox also entered into a registration rights agreement with Berg & Berg to register for resale the shares of common stock issuable upon conversion of the principal indebtedness under the debenture. In the event that a registration statement covering the resale of such conversion shares is not filed by April 23, 2002, under the terms of the debenture, Berg & Berg will be entitled to convert the principle amount outstanding at a conversion price of $0.6831 per share, reflecting a 10% discount on the original conversion price. If such reduction in the purchase price were to occur, the principal indebtedness under the debenture would be convertible into a maximum of 7,319,572 shares of common stock. A copy of the registration rights agreement is attached hereto as Exhibit 4.3.

     The sale and issuance of the debenture was exempt from registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder based upon the representations of Berg & Berg that it was an “accredited investor” as defined under Regulation D and that it was purchasing the debenture and the underlying shares without a present view toward a distribution of the debenture or the underlying shares. In addition, there was no general advertisement conducted in connection with the sale of the debenture. A copy of Gadzoox’s press release announcing the sale and issuance of the debenture is attached hereto as Exhibit 99.1.

     ITEM 7. EXHIBITS

Exhibit
Number	Description

4.1	2.5% Senior Secured Convertible Debenture, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
4.2	Security Agreement, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
4.3	Registration Rights Agreement, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
99.1	Press Release dated January 24, 2002 of Gadzoox Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOX NETWORKS, INC.

Date:	January 31, 2002	By:	/s/ David Eichler

David Eichler Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	2.5% Senior Secured Convertible Debenture, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
4.2	Security Agreement, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
4.3	Registration Rights Agreement, dated as of January 23, 2002, by and between Gadzoox and Berg & Berg Enterprises, LLC.
99.1	Press Release dated January 24, 2002 of Gadzoox Networks, Inc.